UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 818-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

The information in this report set forth under Item 2.03 is incorporated herein by reference.

Item 2.01          Completion of Acquisition or Disposition of Assets.

Preferred Apartment Communities, Inc. (the "Company") is the general partner of, and owner of a 99.99% interest in, Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP").  Trail Creek Apartments, LLC ("Trail Creek") is a wholly owned subsidiary of PAC-OP.  On April 29, 2011, Trail Creek completed the acquisition of a fee-simple interest in a multifamily apartment community located in Hampton, Virginia ("Oxford Trail Apartments") for a total purchase price of $23.5 million, exclusive of acquisition-related and financing-related transaction costs.  Oxford Trail Apartments was acquired from Oxford Trail JV LLC, a Delaware limited liability company ("Trail JV").  Williams Realty Fund I, LLC, a Georgia limited liability company ("WRF"), owned indirectly an approximately 10% membership interest in Trail JV.  WRF owns approximately 13.63% of the outstanding common stock of the Company as of April 29, 2011.  In addition, John A. Williams, the Company's President, Chief Executive Officer and board member, indirectly owns an approximate 7.0% membership interest in WRF.  Separate from his membership interest in WRF, Mr. Williams received approximately $62,633 from Trail JV as a promoted interest in connection with the sale of Oxford Trail Apartments.  Leonard A. Silverstein, the Company's Executive Vice President, General Counsel and Secretary and board member received approximately $20,878 from Trail JV as a promoted interest in connection with the sale of Oxford Trail Apartments.  The purchase price of $23.5 million was determined in an open-market bidding process.

In connection with the acquisition, the Company paid an acquisition fee of $235,000, or 1.0% of the contract purchase price, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), of which Williams Opportunity Fund, LLC, a Georgia limited liability company ("WOF"), will receive $2,350 through its special limited liability company interest in the Manager which entitles WOF to receive 1% of the Manager's gross revenues.  WOF owns approximately 19.75% of the outstanding common stock of the Company as of April 29, 2011.  In addition, Mr. Williams indirectly owns an approximate 1.0% membership interest in WOF.

Oxford Trail Apartments was completed in 2006 and consists of 204 apartment homes with a current occupancy of approximately 98%.  The Company funded a portion of the purchase price of the acquisition from proceeds of its initial public offering and concurrent private placement transaction, both of which closed on April 5, 2011.  In addition, the Company financed the acquisition of Oxford Trail Apartments with a $15.275 million non-recourse first mortgage loan from Jones Lang LaSalle Operations, L.L.C., an Illinois limited liability company ("Jones Lang").  Additional information regarding this loan is set forth under Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 29, 2011, in connection with the purchase of Oxford Trail Apartments, Trail Creek obtained a non-recourse first mortgage loan (the "Loan") from Jones Lang in the original principal amount of $15.275 million.  Within approximately 60 days of the execution of the Multifamily Deed of Trust, Assignment of Rents and Security Agreement (the "Mortgage Agreement") and related documents, the Company expects that Jones Lang will sell, transfer, deliver and assign the Loan to the Federal Home Loan Mortgage Corporation (the "Lender").  The Loan is secured by Trail Creek's sole investment property, Oxford Trail Apartments.  Trail Creek received net proceeds of approximately $15.1 million after payment of costs and fees associated with obtaining the Loan.  The Loan bears interest at an adjustable interest rate that is calculated each month.  The adjustable interest rate is set at 280 basis points above the British Banker’s Association’s one month LIBOR Rate for United States Dollar deposits, and is capped at 6.85% per annum.  The Loan requires monthly payments of accrued interest only from the period of June 1, 2011 to May 1, 2014.  Beginning on June 1, 2014, the Loan will require monthly payments of accrued interest and principal based on a 30-year amortization period.  All remaining indebtedness, including all interest and principal, is due by May 1, 2018.  Subject to limited exceptions, Trail Creek must pay additional charges for prepayment of any principal prior to the three-month period beginning on February 1, 2018.  There are no guaranties of the Loan provided by the Company or PAC-OP.

In accordance with the terms of the Mortgage Agreement and the note related to the borrowing, the payment of the note may be accelerated at the option of the Lender if an event of default occurs.  As defined in the Mortgage Agreement, events of default include, but are not limited to:  failure to pay any amount due under the Mortgage Agreement or any related documents when due; failure to maintain insurance coverage required under the Mortgage Agreement; owning any real or personal property other than the mortgaged property and personal property related to the operation and maintenance of the mortgaged property; and any materially false or misleading representations or warranties made in connection with the Mortgage Agreement.

The foregoing description is qualified in its entirety by reference to the Multifamily Deed of Trust, Assignment of Rents and Security Agreement and the Multifamily Note, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

As stated in the Company’s Current Report on Form 8-K filed on April 15, 2011 (the "April Form 8-K"), the financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than June 24, 2011, which is 71 calendar days after the latest date on which the April Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

As stated in the Company’s April Form 8-K, the pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than June 24, 2011, which is 71 calendar days after the latest date on which the April Form 8-K was required to be filed.

(d)	Exhibits.

10.1	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated as of April 29, 2011, between Trail Creek Apartments, LLC and Jones Lang LaSalle, L.L.C.

10.2	Multifamily Note dated as of April 29, 2011, by Trail Creek Apartments, LLC in favor of Jones Lang LaSalle, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: May 5, 2011	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Multifamily Deed of Trust, Assignment of Rents and Security Agreement dated as of April 29, 2011, between Trail Creek Apartments, LLC and Jones Lang LaSalle, L.L.C.
10.2	Multifamily Note dated as of April 29, 2011, by Trail Creek Apartments, LLC in favor of Jones Lang LaSalle, L.L.C.